Exhibit 10.30


                              DEL WEBB CORPORATION

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN NO.1

                             PARTICIPATION AGREEMENT
                         (Amended and Restated Effective
                              as of July 25, 1996)


         This amended and restated Participation Agreement is entered into of this 25th day of July, 1996, between Del Webb Corporation, a Delaware corporation ("Employer"), and Philip J. Dion ("Participant").

                                    RECITALS
                                    --------

         A. Employer and Participant previously entered into a Participation Agreement dated as of December 5, 1986 providing for participation by Participant, beginning on January 1, 1986, in the Del E. Webb Corporation Supplemental Executive Retirement Plan (the "Plan").

         B. The Plan was restated as of January 1, 1989 and redesignated the Supplemental Executive Retirement Plan No.1 and was further amended and then further amended and restated as of April 20, 1993. The Plan also has been amended on two separate occasions since its 1993 restatement.

         C.    Employer  and  Participant   desire  to  amend  and  restate  the
Participation Agreement and to modify and supplement the Plan as it relates to Participant, all as set forth herein.


         NOW, THEREFORE, the parties hereby agree as follows:

1. GENERAL
   -------

         This Agreement restates and reaffirms Participant's original Participation Agreement, which was entered into on December 5, 1986, and which was effective as of January 1, 1986. Participant's participation in the Plan is hereby reaffirmed.

2. THE PLAN
   --------

         This Participation Agreement is subject to all of the terms and provisions of the Plan, except to the extent that the Plan is modified and supplemented below as it applies to Participant. The Plan is expressly incorporated by reference into this Participation Agreement. By signing this Participation Agreement, Participant acknowledges receipt of a copy of the Plan and confirms his understanding and acceptance of all of the terms, conditions and provisions of the Plan.

3. MODIFICATIONS
   -------------

         Pursuant to paragraph 8.3 of the Plan, the provisions of the Plan as they apply to Participant are modified and supplemented as follows:

         (a) Years of Service. For each "Year of Service," as defined in paragraph 2.3(b) of the Plan, or portion thereof, on or after January 1, 1989, Participant shall be credited with 1.5 times such Year of Service, or portion thereof, for all purposes under the Plan.

         (b) Normal Retirement Date. Participant's "Normal Retirement Date," as defined in paragraph 4.1(b) of the Plan, shall be age 55.

         (C) Normal Form of Benefit Payments.Notwithstanding paragraph 4.5(a) of the Plan, any benefits payable to Participant pursuant to paragraph 4.2 of the Plan (the Normal Retirement Benefit provision) will be payable in one lump sum within thirty (30) days following Participant's termination of active employment. Except as otherwise provided in paragraph 3(f), below, the provisions of paragraph 4.5(a) of the Plan, as it may be amended from time to time, will apply to the payment of benefits to Participant if his active employment terminates prior to his Normal Retirement Date. For purposes of this Participation Agreement, service as an independent contractor consultant or board member will not be considered to be "active employment."

         (d) Actuarial Equivalence. For purposes of determining actuarial equivalence pursuant to paragraph 4.5(b) of the Plan, the following actuarial factors and assumptions shall be utilized:

          Interest Rate:      The average Pension Benefit  Guaranty  Corporation
                              ("PBGC") immediate annuity interest rate for the 36 months prior to the month in which the payments begin

          Mortality Table:    The PBGC immediate  annuity  mortality table as in
                              effect for the month in which the payments begin

         (e) Accelerated Distribution. The ten percent (10%) penalty provided by paragraph 4.5(d) of the Plan shall not apply to any distribution made to Participant pursuant to paragraph 4.2 of the Plan (the Normal Retirement Benefit provision) and paragraph 3(c), above. Except as otherwise provided in paragraph 3(f), below, the provisions of paragraph 4.5(d) of the Plan, including the ten percent (10%) penalty, shall apply to any distribution to Participant if his active employment (as such term is used and defined in paragraph 3(c), above) terminates prior to his Normal Retirement Date.

         (f) Termination Without Cause or for Good Reason. If prior to this Normal Retirement Date Participant's employment is terminated by Employer without Cause or by

Participant for Good Reason, (i) Participant shall continue to accrue benefits under the Plan until his Normal Retirement Date to the same extent and on the same basis as if Participant's employment were actually continued until his Normal Retirement Date; (ii) Participant's employment will then be considered to terminate on his Normal Retirement Date; (iii) Participant will be entitled to begin to receive payments following his Normal Retirement Date pursuant to paragraph 4.2 of the Plan; and (iv) for purposes of paragraphs 3(c) and (e), above, Participant will be deemed to be in the active employment of Employer until his Normal Retirement Date.

         (g) Definitions For purposes of the Plan and this Participation Agreement, the terms "Cause", "Change in Control" and "Good Reason" shall have the meanings ascribed to those terms in the Employment and Consulting Agreement entered into between Employer and Participant, dated as of the date hereof, as it may be amended from time to time, rather than the definitions included in paragraph 4.6 of the Plan. The Employment and Consulting Agreement includes two definitions of Good Reason, the standard definition that applies prior to a Change in Control and a special definition that applies after a Change in Control. The standard definition will apply for purposes of the Plan and this Participation Agreement unless and until a Change in Control occurs, after which the special post-Change in Control definition will apply.

                                    EMPLOYER:
                                    DEL WEBB CORPORATION


                                    By: /s/ Lynn Schuttenberg
                                       ----------------------
                                       Title: Vice President, Human Resources

                                    PARTICIPANT:

                                    /s/ Philip J. Dion
                                    ------------------
                                    Philip J. Dion

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